Exhibit T3A.1

Certificate of Amendment Certificat de modification Canada Business Corporations Act Loi canadienne sur les sociétés par actions Mood Media Corporation Corporate name / Dénomination sociale 447753-7 Corporation number / Numéro de société I HEREBY CERTIFY that the articles of the JE CERTIFIE que les statuts de la société above-named corporation are amended under susmentionnée sont modifiés aux termes de section 178 of the Canada Businessl' article 178 de la Loi canadienne sur les Corporations Act as set out in the attached sociétés par actions, tel qu'il est indiqué dans les articles of amendment. clauses modificatrices ci-jointes. Marcie Girouard Director / Directeur 2012-06-27 Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ)

Industry Canada | Industrie Canada

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
Mood Media Corporation

2 Corporation number
Numéro de la société
447753-7

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the other provisions as follows:
Les autres dispositions sont modifiées comme suit :
See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
James Lanthier

James Lanthier
905-761-4300

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada
IC 3069 (2008/04)

Schedule / Annexe

Other Provisions / Autres dispositions

Item 9 — Other Provisions — of the articles of the Corporation are amended to add as sections (b), (c) and (d) thereto the following:

(b) Incorporation by Reference of Disclosure and Transparency Rules.

Each holder of shares of the Corporation shall be under an obligation to make certain notifications in accordance with the provisions of this paragraph (b).

Subject to applicable law and without any obligation of the Corporation to act, if at any time the Corporation shall have a class of shares admitted to trading on the AIM market operated by the London Stock Exchange, the provisions of Chapter 5 of the Disclosure and Transparency Rules (as amended from time to time) (“DTR5”) of the UK Financial Services Authority Handbook (the “Handbook”) shall, be deemed to be incorporated by reference into these articles and accordingly the vote holder and issuer notification rules set out in DTR5 shall apply to the Corporation and each holder of shares of the Corporation.

For the purposes of the incorporation by reference of DTR5 into these articles and the application of DTR5 to the Corporation and each holder of shares of the Corporation, the Corporation shall (for the purposes of this Part 27 only) be deemed to be an “issuer”, as such term is defined in DTR5 (and not, for the avoidance of doubt, a “non-UK issuer”, as such term in defined in DTR5).

For the purposes of this paragraph (b) only, defined terms in DTR5 shall bear the meaning set out in DTR5, and if the meaning of a defined term is not set out in DTR5, the defined term shall bear the meaning set out in the Glossary to the Handbook (in such case, read as the definition applicable to DTR5).

(c) Incorporation by Reference of Companies Act 2006 Provisions.

Subject to applicable law and without any obligation on the Corporation to act, if at any time the Corporation shall have a class of shares admitted to trading on the AIM market operated by the London Stock Exchange, the provisions of Section 793 of the Companies Act 2006 of England and Wales, as may be amended from time to time and any successor act thereto, shall be deemed to be incorporated by reference in these articles and shall apply to the holders of shares of such listed class of capital stock.

(d) Supremacy

In the event the provisions of DTR5 or the Companies Act 2006 of England and Wales conflict with the Canada Business Corporations Act, the Canada Business Corporations Act shall govern.

Industry Canada lndustrie Canada .... Canada Certificate of Amendment Certificat de modification Canada Business Corporations ActLoi canadienne sur les societes par actions Mood Media Corporation Corporate name I Denomination sociale 447753-7 Corporation number I Numero de societe I HEREBY CERTIFY that the articles of the JE CERTIFIE que les statuts de la societe above-named corporation are amended under susmentionnee sont modifies aux termes de section 179 of the Canada Business !'article 179 de la Loi canadienne sur les Corporations Act as set out in the attached societes par actions, tel qu'il est indique dans les articles of amendment. clauses modificatrices ci-jointes. Aissa Aomari Deputy Director I Directeur adjoint 2010-06-28 Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ)

Industry Canada lndustrie Canada Form 4 Articles of Amendment Canada Business Corporations Act (CBCA) (s. 27 or 177) Formulaire 4 Clauses modificatrices Loi canadienne sur les societes par actions (LCSA) (art. 27 ou 177) Corporate name Denomination sodale Fluid Music Canada, Inc. [ 2 ! Corporation number ......... Numt;ro de Ia societe 447753-7 1·····3····] The articles are amended as follows Lcs statuts sont modifies de Ia far;on suivante The corporation changes its name to: La denomination sociale est moditiee pour: Mood Media Corporation r·4····) D:clarat!on: l erti(v that I.am :1 director .01: an onicer ofth orporation. . , , Declaration : J attcste que JC su1s un admm1strateur ou un dmgeant de Ia socwte. Original signed by I Original signe par Lorne Abony Lorne Abony 416-510-2800 l\"ote: Misrepr<:srntation constitutes an offence and, on summary conviction, a person is liable to a fine not <'xcr<!ding $5000 or to imprisonment for a term not exceeding six months or both (subsection250(1) of the CBCA). Nolll : Faire une tausse declaration constitue unl' intraetion et son auteur. sur d.5claration de cu!pabilit.e par proc<'!dure sommairc, est passib!e d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois. ou de ces deux peines (paragraphe 250(1) de la !..CSA) Canada !C 3069 (2008/04)

Industry Canada — Industrie Canada
Corporations Canada — Corporations Canada

Form 4

Articles of Amendment

(Section 27 or 177 of the ***Canada Business Corporations Act (CBCA)****)*

Instructions

[3] Any changes in the articles of the corporation must be made in accordance with section 27 or 177 of the CBCA.

A: If an amendment involves a change of corporate name (including the addition of the English or French version of the corporate name), the new name must comply with sections 10 and 12 of the CBCA as well as part 2 of the regulations, and the Articles of Amendment must be accompanied by a Canada-biased NUANS® search report dated not more than ninety (90) days prior to the receipt of the articles by Corporations Canada. A numbered name may be assigned under subsection 11(2) of the CBCA without a NUANS® search.

D: Any other amendments must correspond to the paragraphs and subparagraphs referenced in the articles being amended. If the space available is insufficient, please attach a schedule to the form.

[4] **Declaration**

This form must be signed by a director or an officer of the corporation (subsection 262(2) of the CBCA).

General

The information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the *Privacy Act*. However, public disclosure pursuant to section 266 of the CBCA is permitted under the *Privacy Act*.

If you require more information, please consult our website at www.corporationscanada.ic.gc.ca or contact us at 613-941-9042 (Ottawa region), toll-free at 1-866-333-5556 or by email at corporationscanada@ic.gc.ca.

Prescribed Fees

- Corporations Canada Online Filing Centre: $200
- By mail or fax: $200 paid by cheque payable to the Receiver General for Canada or by credit card (American Express®, MasterCard® or Visa®).

Important Reminders

Changes of registered office address and/or mailing address:
Complete and file Change of Registered Office Address (Form 3).

Changes of directors or changes of a director's address:
Complete and file Changes Regarding Directors (Form 6).

These forms can be filed electronically, by mail or by fax free of charge.

File documents online:
Corporations Canada Online Filing Centre: www.corporationscanada.ic.gc.ca

Or send documents by mail:
**Director General,
Corporations Canada
Jean Edmonds Tower South
9th Floor
365 Laurier Ave. West
Ottawa ON K1A 0C8**

By Facsimile:
613-941-0999

1 Corporation name

Fluid Music Canada, Inc.

2 Corporation number

447753-7

3 The articles are amended as follows:
(Please note that more than one section can be filled out)

A: The corporation changes its name to:

Mood Media Corporation

B: The corporation changes the province or territory in Canada where the registered office is situated to: **(Do not indicate the full address)**

C: The corporation changes the minimum and/or maximum number of directors to: (For a fixed number of directors, please indicate the same number in both the minimum and maximum options)

minimum: maximum:

D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) **Please specify.**

4 Declaration

I hereby certify that I am a director or an officer of the corporation.

[signature]
SIGNATURE

Lorne Abony — (416)-510-2800
PRINT NAME — TELEPHONE NUMBER

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Canada

IC 3069 (2006/12)

Industry Canada Industrie Canada Certificate of Continuance Certificat de prorogation Canada Business Corporations Act Loi canadienne sur les socil tes par actions Fluid Music Canada, Inc. 447753-7 Name of corporation-Denomination de la societe Corporation number-Numero de la societe I hereby certify that the above-named Je certifie que la societe susmentionnee a ete corporation was continued under section 187 of prorogee en vertu de l'article 187 de la Loi the Canada Business Corporations Act, as set canadienne sur les societis par actions, tel out in the attached articles of continuance. qu'il est indique dans les clauses de prorogation ci-jointes. June 17, 2008 I le 17 juin 2008 Richard G. Shaw Date of Continuance-Date de la prorogation Director - Directeur

FORM II ARTICLES OF CONTINUANCE (SECTION I 8 7) FORM ULAIRE I I CLAUSES DE PROROGATION (ARTICLE 187) Industry Can ada Canada Business Corporations Act Industrie Canada Loi canadienne sur les societes par actions Taxation Year End de l'annee d'imposition 3 --The province or territory in Canada where the registered office is to be situated Ontario La province ou le territoire au Canada ou se situera le siege social 4 --The classes and the maximum number of shares that the corporation is authorized to issue Please see the attached Schedule A. Categories et le nombre maximal d'actions que Ia societe est autorisee a emettre 5 --Restrictions, if any, on share transfers None. Restrictions sur le transfert des actions, s'il y a lieu 6 --Number (or minimum and maximum number) of directors Minimum 3; maximum 20; Nombre (ou nombre minimal et maximal) d'administrateurs Limites imposees a l'activite commerciale de Ia societe, s'il y a lieu 7 --Restrictions, if any, on business the corporation may carryon None. 8 --(1) If change of name effected, previous name (1) S'il y a changement de denomination sociale, indiquer Ia denomination sociale anterieure Fluid Music, Inc. (2) Details of incorporation Merged in Nevada on May 17, 2007. (2) Details de Ia constitution 9 --Other provisions, if any (a) The directors may appoint one or A utres dispositions, s'il y a lieu .ere-directors, who shall hold office for a term expiring not later than the close of the next annual meeting of sharehold , ut the total number of directors so appointed may not exceed one third of the number of directors ual meeting of shareholders. IC 3247 (2004/12) Canada Signature· ted Name-Nom en lettres moulf es Justin F. Beckett 10 --Capacity of-En qualite de 11 --Tel. No.-N° de tel. Director 310.665.9878 4477537 JUN 11 2008 1 --Name of the Corporation Denomination sociale de Ia societe Fluid Music Canada, Inc. 2 --Fin MD -l

SCHEDULE A

The Corporation shall be authorized to issue an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in series. The rights, privileges and conditions attaching to the Common Shares as a class and the Preferred Shares, issuable in series as a class shall be as follows:

1.             Common Shares

1.1.         Dividend

The holders of the Common Shares, after the payment of any dividends payable to the holders of the Preferred Shares, shall be entitled to receive and the Corporation shall pay thereon if, as and when declared by the board of directors of the Corporation, out of the monies of the Corporation properly applicable to the payment of dividends in any financial year, such dividends in any financial year as the board of directors may by resolution determine.

1.2.         Participation in Assets on Dissolution

In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Shares shall be entitled to receive, subject to the prior rights of the holders of the Preferred Shares, all of the remaining property and assets of the Corporation.

1.3.         Voting Rights

The holder of a Common Share shall be entitled to one (1) vote for each Common Share held, at any meeting of shareholders of the Corporation other than meetings of the holders of another class of shares.

1.4.         Purchase of Common Shares

The Corporation may at any time or times purchase or otherwise acquire all or any part of the Common Shares, which shares so purchased or otherwise acquired may then at the discretion of the directors be cancelled or returned to the status of authorized and unissued shares.

2.             Preferred Shares, Issuable in Series

The Preferred Shares may, at any time and from time to time, be issued in one or more series each series to consist of such number of shares as may, before the issue thereof, be fixed by the directors of the Corporation. The directors of the Corporation may, before issuance and subject as hereinafter provided, determine the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each series including, without limiting the generality of the foregoing:

(a)         the rate, amount or method of calculation of any dividends, whether cumulative, non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which any such dividends shall accrue and any preference of such dividends;

(b)         any rights of redemption and/or purchase and the redemption or purchase prices and terms and conditions of any such rights;

(c)          any rights of retraction vested in the holders of Preferred Shares of such series and the prices and terms and conditions of any such rights and whether any other rights of retraction may be vested in such holders in the future;

(d)         any voting rights;

(e)          any conversion rights;

(f)           any rights to receive the remaining property of the Corporation upon dissolution, liquidation or winding-up and the amount and preference of any such rights;

(g)          any sinking fund or purchase fund; and

(h)         any other provisions attaching to any such series of the Preferred Shares,

the whole subject to the issue by the Director appointed under the Canada Business Corporations Act of a certificate of amendment in respect of articles of amendment in prescribed form to designate a series of Preferred Shares.

2

Industry Canada Corporations Canada 9th floor Jean Edmonds Towers South 365 Laurier Avenue West Ottawa, Ontario KIA OC8 Industrie Canada Corporations Canada 9e etage Tour Jean Edmonds sud 365, avenue Laurier ouest Ottawa (Ontario) KIA OC8 June 17, 2008/le 17 juin 2008 Your file - Votre reference TIFFANIE HILL GOODMANS 250 YONGE STREET SUITE2400 TORONTO ONTARIO M5B2M6 Our file-Notre reference 447753-7 Re-Objet Fluid Music Canada, Inc. Enclosed herewith is the document issued in the above matter. Vous trouverez ci-inclus le document emis dans I'affaire precitee. A notice of issuance of CBCA documents will be published in the Canada Corporations Bulletin . A notice of issuance of CCA documents will be published in the Canada Corporations Bulletin and the Canada Gazette. Un avis de !'emission de documents en vertu de Ia LCSA sera publie dans le Bulletin des societes canadiennes . Un avis de !'emission de documents en vertu de Ia LCC sera publie dans le Bulletin des societes canadiennes et dans Ia Gazette du Canada . IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED: S'IL EST QUESTION D'UNE DENOMINATION SOCIALE OU D'UN CHANGEMENT DE DENOMINATION SOCIALE, L'AVERTISSEMENT SUIVANT DOlT ETRE RESPECTE : Cette denomination sociale est disponible en autant que Jes requerants assument toute responsabilite de risque de confusion avec toutes denominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citees dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilite comprend obligation de changer Ia denomination de Ia societe en une denomination differente advenant le cas ou des representations sont faites etablissant qu'il y a une probabilite de confusion. L'utilisation de tout nom octroye est sujette a toute loi This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business. /: de lajuridictioLa societe expl ite son - Marie-Marthe Souliere-Roussel For the Director General, Corporations Canada pour le Directeur general, Corporations Canada Canada